Exhibit 99.1

Sound Point Meridian Capital, Inc. Announces Third Fiscal Quarter 2027 Common and
Preferred Distributions and Results for the First Fiscal Quarter Ended June 30, 2026

NEW YORK – August 12, 2026 – Sound Point Meridian Capital, Inc. (NYSE: SPMC, SPMA, SPME), a closed-end management investment company that has registered as an investment company under the Investment Company Act of 1940, as amended (the “Company”), today announced the declaration of distributions on shares of the Company’s common and preferred stock for the third fiscal quarter 2027 (fourth calendar quarter of 2026), results for the first fiscal quarter ended June 30, 2026 and additional activity through July 31, 2026.

The Company is declaring a monthly distribution of $0.13 per share on its common stock to be paid on each of October 30, 2026, November 30, 2026, and December 31, 2026.

The distributions will be payable according to the following schedule:

Record Date	Payable Date	Amount per common share
October 15, 2026	October 30, 2026	$0.13
November 13, 2026	November 30, 2026	$0.13
December 15, 2026	December 31, 2026	$0.13

Distributions on common stock are generally paid from net investment income (regular interest and dividends) and may also include capital gains and/or a return of capital. The specific tax characteristics of the distributions will be reported to the Company’s stockholders on Form 1099 after the end of the 2026 calendar year.

The Company is also declaring a monthly distribution of $0.16667 on shares of the Company’s 8.00% Series A Term Preferred Stock due 2029 (the “Series A Term Preferred Stock”) to be paid on each of October 30, 2026, November 30, 2026, and December 31, 2026.

The distributions will be payable according to the following schedule:

Record Date	Payable Date	Amount per preferred share
October 15, 2026	October 30, 2026	$0.16667
November 13, 2026	November 30, 2026	$0.16667
December 15, 2026	December 31, 2026	$0.16667

The distributions on the Series A Term Preferred Stock reflect an annual distribution rate of 8.00% of the $25.00 liquidation preference per share.

The Company is also pleased to announce the declaration of distributions on shares of the Company’s 7.875% Series B Term Preferred Stock due 2030 (the “Series B Term Preferred Stock”) as follows:

Record Date	Payable Date	Amount per preferred share
October 15, 2026	October 30, 2026	$0.1640625
November 13, 2026	November 30, 2026	$0.1640625
December 15, 2026	December 31, 2026	$0.1640625

The distributions on the Series B Term Preferred Stock reflect an annual distribution rate of 7.875% of the $25.00 liquidation preference per share.

FIRST FISCAL QUARTER ENDED JUNE 30, 2026 RESULTS

●	Net asset value per share of common stock was $9.88 as of June 30, 2026.

●	Net investment income (“NII”) was $5.1 million, or $0.24 per share of common stock, comprised of $12.4 million of investment income, or $0.59 per share of common stock and $7.4 million of expenses, or $0.35 per share of common stock.

●	Realized loss on investments was $12.8 million, or ($0.60) per share of common stock.

●	Unrealized gain on investments was $25.2 million, or $1.19 per share of common stock.

●	GAAP net income was $17.5 million, or $0.83 per share of common stock.

●	As of June 30, 2026, the weighted average effective yield of the Company’s CLO equity portfolio, based on amortized cost, was 9.8%.[1]

●	As of June 30, 2026, on a look-through basis, and based on the most recent trustee reports received by such date:

○	The Company, through its CLO investments, had indirect exposure to approximately 1,587 unique underlying loans.

○	The largest look-through obligor represented 0.6% of the loans underlying the Company’s CLO debt and equity portfolio.

○	The top ten largest look-through obligors together represented 4.3% of the loans underlying the Company’s CLO debt and equity portfolio.

SECOND FISCAL QUARTER PORTFOLIO ACTIVITY AND OTHER UPDATES

●	Management’s unaudited and estimated range of the net asset value per share of the Company’s common stock as of July 31, 2026, was between $9.56 and $9.66.

●	Received $16.1 million cash distributions from the Company’s investment portfolio.[2]

●	Declared a monthly distribution of $0.13 per share on the Company’s common stock to be paid on each of October 30, 2026, November 30, 2026, and December 31, 2026.

●	Declared a monthly distribution of $0.16667 on shares of the Company’s 8.00% Series A Term Preferred Stock due 2029 to be paid on each of October 30, 2026, November 30, 2026, and December 31, 2026.

●	Declared a monthly distribution of $0.1640625 on shares of the Company’s 7.875% Series B Term Preferred Stock due 2030 to be paid on each of October 30, 2026, November 30, 2026, and December 31, 2026.

●	Entered into a Management Fee Waiver Agreement with the Company’s investment adviser, effective for the period from July 1, 2026 through December 31, 2026, pursuant to which the Adviser has agreed to temporarily waive a portion of the base management fee and incentive fee otherwise payable under the Advisory Agreement. During this period, the fee waiver will reduce the annual base management fee from 1.75% to 1.50% and the annual incentive fee from 20% to 15% of pre-incentive net investment income.[3]

[1]	Weighted average effective yield is based on investments’ amortized cost and expected future cash flows as of the applicable period end.
[2]	“Cash distributions” refers to the quarterly distributions received by the company from its CLO equity investments.
[3]	For additional details, see the Management Fee Waiver Agreement, filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed August 12, 2026.

CONFERENCE CALL

The Company will host a conference call at 11:00 a.m. (Eastern Time) today to discuss these results. All interested parties are welcome to participate in the conference call via the below:

Date/Time:	Wednesday, August 12, 2026 – 11:00 a.m. ET

Participant Dial-In Numbers:
(North America Toll-Free):	(833) 461-5787
(International Toll):	(585) 542-9983

To access the call, please dial-in approximately five minutes before the start time and, if asked, provide the operator with Conference ID 480 045 023.

An accompanying slide presentation is available in pdf format via the “Events and Presentations” section of the Company’s website (https://www.soundpointmeridiancap.com/).

The call will also be simultaneously webcast over the internet via the “Events and Presentations” section of the Company’s website (https://www.soundpointmeridiancap.com/). Please go to the “Events and Presentations” section of the Company’s website at least 15 minutes prior to the call to register for the call and download and install any necessary audio software.

About the Company

The Company is an externally managed, non-diversified closed-end management investment company. The Company’s investment objective is to generate high current income, with a secondary objective to generate capital appreciation, by investing primarily in third-party collateralized loan obligation (“CLO”) equity and mezzanine tranches of predominately U.S. dollar-denominated CLOs backed by corporate leveraged loans issued primarily to U.S. obligors. The Company is externally managed and advised by Sound Point Meridian Management Company, LLC, a Delaware limited liability company. For additional information, visit https://www.soundpointmeridiancap.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Investor Relations:

Julie Smith – Sound Point Capital

(833) 217-6665

ir@soundpointmeridiancap.com

www.soundpointmeridiancap.com

Source: Sound Point Meridian Capital, Inc.

NOT FDIC INSURED   ●   NO BANK GUARANTEE   ●   MAY LOSE VALUE

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